UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2017 (May 11, 2017)

THE PROGRESSIVE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio		44143
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (440) 461-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At a meeting held on May 11, 2017, the Compensation Committee of the Board of Directors of The Progressive Corporation (the "Company") adopted The Progressive Corporation Executive Separation Allowance Plan (2017 Amendment and Restatement) (the “Plan”), a copy of which is attached hereto as Exhibit 10. The Plan includes amendments to the former version of the Plan to reduce benefits payable under the Plan by amounts payable under existing employment agreements and individual severance agreements with employees of ARX Holding Corp. and its subsidiaries and downstream affiliates. Additional amendments removed provisions applicable to Australian employees. None of these amendments currently impact benefits available to the named executive officers identified in the Company’s Proxy Statement dated March 31, 2017.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On May 12, 2017, the Board of Directors approved revisions to the Company's Code of Regulations (the “Code”). The changes were effective immediately.

Sections 1 and 2 of Article V of the Code were revised to provide that either the Chairman of the Board, if one has been elected, or the President, will preside at all meetings of shareholders. Previously, the Code specified that the President would preside over all meetings of shareholders.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) At the Annual Meeting of Shareholders held on May 12, 2017, 499,499,971 common shares were represented in person or by proxy.

(b) Proposal One - At the meeting, shareholders elected each of the ten directors named below. The votes cast with respect to each director were as follows:

Director	Term Expires	For	Against	Abstain	Broker Non-Votes
Stuart B. Burgdoerfer	2018	459,445,110	262,325	472,096	39,320,440
Charles A. Davis	2018	447,834,153	12,120,995	224,383	39,320,440
Roger N. Farah	2018	455,201,879	4,490,386	487,266	39,320,440
Lawton W. Fitt	2018	457,306,231	2,646,216	227,084	39,320,440
Susan Patricia Griffith	2018	458,501,757	1,558,470	119,304	39,320,440
Jeffrey D. Kelly	2018	458,815,206	1,117,484	246,841	39,320,440
Patrick H. Nettles, Ph.D.	2018	451,947,980	7,748,684	482,867	39,320,440
Glenn M. Renwick	2018	451,160,816	8,911,482	107,233	39,320,440
Bradley T. Sheares, Ph.D.	2018	451,955,071	7,980,974	243,486	39,320,440
Barbara R. Snyder	2018	459,605,063	347,974	226,494	39,320,440

Also at the Annual Meeting, shareholders took the following actions:

•
Proposal Two - Approved The Progressive Corporation 2017 Executive Annual Incentive Plan. This proposal received 453,337,166 affirmative votes and 6,118,715 negative votes. There were 723,650 abstentions and 39,320,440 broker non-votes with respect to this proposal.

•
Proposal Three - Approved The Progressive Corporation 2017 Directors Equity Incentive Plan. This proposal received 436,842,099 affirmative votes and 22,620,756 negative votes. There were 716,676 abstentions and 39,320,440 broker non-votes with respect to this proposal.

•
Proposal Four - Cast an advisory vote approving our executive compensation program. This proposal received 449,251,639 affirmative votes and 9,987,483 negative votes. There were 940,409 abstentions and 39,320,440 broker non-votes with respect to this proposal.

•
Proposal Five - Cast an advisory vote on the frequency of the shareholder vote to approve our executive compensation program. This proposal received 416,382,797 votes for 1 year, 1,276,202 votes for 2 years and 42,235,897 votes for 3 years. There were 284,635 abstentions and 39,320,440 broker non-votes with respect to this proposal.

•
Proposal Six - Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017. This proposal received 493,209,462 affirmative votes and 6,049,579 negative votes. There were 240,930 abstentions and no broker non-votes with respect to this proposal.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See exhibit index on page 5.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2017
THE PROGRESSIVE CORPORATION

By: /s/ Jeffrey W. Basch
                            Name: Jeffrey W. Basch
Title: Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No. Under Reg. S-K Item 601	Form 8-K Exhibit No.	Description	If Incorporated by Reference, Documents with Which Exhibit was Previously Filed with SEC

3(ii)	3	Code of Regulations of The Progressive Corporation (as amended on May 12, 2017)	Registration statement on Form S-8 (filed on May 12, 2017; Exhibit 4.2 therein)
10	10	The Progressive Corporation Executive Separation Allowance Plan (2017 Amendment and Restatement)	Filed herewith